Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InspireMD Inc. of our report dated March 9, 2020 relating to the financial statements, which appears in InspireMD Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
October 5, 2020	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited